Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-3971597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 N. West Street, Suite 1200 Wilmington, Delaware	19801
(Address of Principal Executive Offices)	(Zip Code)

Marvell Technology, Inc. 2000 Employee Stock Purchase Plan

(Full title of the plans)

Mitchell L. Gaynor

Executive Vice President, Chief Administration and Legal Officer, and Secretary

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(Name and address of agent for service)

(302) 295-4840

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement on Form S-8 is being filed by Marvell Technology, Inc. (“Marvell”) to register an additional 8,000,000 of its common stock, par value $0.002 per share issuable to employees of Marvell and certain of its subsidiaries under the Marvell Technology, Inc. 2000 Employee Stock Purchase Plan, as amended and restated on April 2, 2021 (the “ESPP”), and consists of only those items required by General Instruction E to Form S-8.

The contents of Marvell’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (“Commission”) on April 20, 2021 (Registration No. 333-255384) which relates to the ESPP, is incorporated herein by reference and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Gibson, Dunn & Crutcher LLP as filed herewith

10.1	2000 Employee Stock Purchase Plan (as amended and restated as of April 2, 2021), incorporated by reference to Exhibit 4.2 of the registrant’s Registration Statement on Form S-8 as filed on April 20, 2021

10.2	2000 Employee Stock Purchase Plan Form of Subscription Agreement, incorporated by reference to Exhibit 10.22 of the registrant’s Quarterly Report on Form 10-Q for the period ended July 31, 2021 as filed on August 27, 2021

23.1	Consent of Independent Registered Public Accounting Firm—Deloitte & Touche, LLP as filed herewith

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page to this Registration Statement)

107.1	Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 10th day of March, 2022.

MARVELL TECHNOLOGY, INC.

By:	/s/ JEAN HU
Name: Jean Hu
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew Murphy and Jean Hu and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 (including any post-effective amendments thereto) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ MATTHEW MURPHY Matthew Murphy	Director and Chief Executive Officer (Principal Executive Officer)	March 10, 2022

/s/ JEAN HU Jean Hu	Chief Financial Officer (Principal Financial Officer)	March 10, 2022

/s/ WILLEM MEINTJES Willem Meintjes	Chief Accounting Officer (Principal Accounting Officer)	March 10, 2022

/s/ RICHARD HILL Richard Hill	Chairman of the Board	March 10, 2022

/s/ TUDOR BROWN Tudor Brown	Director	March 10, 2022

/s/ BRAD BUSS Brad Buss	Director	March 10, 2022

/s/ EDWARD FRANK Edward Frank	Director	March 10, 2022

/s/ MARACHEL KNIGHT Marachel Knight	Director	March 10, 2022

/s/ BETHANY MAYER Bethany Mayer	Director	March 10, 2022

/s/ MICHAEL STRACHAN Michael Strachan	Director	March 10, 2022

/s/ ROBERT E. SWITZ Robert E. Switz	Director	March 10, 2022

/s/ FORD TAMER Ford Tamer	Director	March 10, 2022